Exhibit 10.6

PREMIER FINANCIAL CORP.

2018 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

Grantee:
Grant Date:
Number of Shares of Restricted Stock Granted:
Vesting Schedule:	100% on the third anniversary of the Grant Date (the “Vesting Date”)

This Restricted Stock Award Agreement (this “Agreement”) is made as the Grant Date set forth above by and between Premier Financial Corp., an Ohio corporation (the “Company”), and the Grantee identified above. Undefined capitalized terms used in this Agreement shall have the meanings set forth in the 2018 Equity Incentive Plan (the “2018 Plan”).

WHEREAS, the Company maintains the 2018 Plan pursuant to which Restricted Stock Awards may be granted to incent or compensate employees of the Company or an Affiliate.

WHEREAS, Grantee is, as of the Grant Date, an Employee of the Company or an Affiliate.

WHEREAS, the Committee has approved the issuance of this Agreement, and the grant of the Restricted Stock Award described in this Agreement, either directly or through a delegation of authority pursuant to Article III of the 2018 Plan.

NOW THEREFORE, in consideration of the mutual premises and obligations contained in this Agreement, the parties agree as follows:

1.
Grant of Restricted Stock. The Company hereby grants to Grantee as of the Grant Date, and subject to the terms and conditions of this Agreement, an Award consisting of the number of Shares of Restricted Stock identified above, which Restricted Stock shall consist of Shares of the Company, par value $0.01.

2.
Vesting. The Restricted Stock will vest according to the Vesting Schedule set forth above provided the Grantee remains on the applicable Vesting Date, and has continuously been from the Grant Date until the start of each applicable Vesting Date, an Employee.

3.
Additional Vesting.

a.
Death or Disability. Notwithstanding any provision of Section 2 or Section 4, the Restricted Stock shall vest in the event and on the date of Grantee’s death or Disability prior to any Vesting Date.

2018 Equity Incentive Plan – RSA Agr (Rev Feb 2023)

b.
Retirement. Notwithstanding any provision of Section 2 or Section 4, the Restricted Stock shall vest as of the date of Grantee’s Retirement (as defined in the 2018 Plan) on a pro-rated basis using a fraction the numerator of which is the number of full and partial months during which the Grantee was employed by the Company since the Grant Date and the denominator of which is the total number of months in the Vesting Schedule, with such vesting occurring on the date of Grantee’s Retirement.

c.
Change in Control. Notwithstanding any provision of Section 2 or Section 4, in the event a Change in Control of the Company occurs after the Grant Date but prior to the Vesting Date and the Grantee is terminated by the Company other than for Cause or resigns his or her employment for Good Reason prior to the Vesting Date and during the period beginning 30 days immediately prior to the effective date of the Change in Control and ending 12 months after the date of the Change in Control, the Award shall immediately vest as of the later of the date of such termination or the date of such Change in Control.

If the Grantee is party to an employment, severance, change in control or other similar agreement with the Company or an Affiliate (an “Employment Agreement”) that incorporates a definition of “Cause”, that definition of “Cause”, as it may be amended, shall be used for purposes of this Agreement. If the Grantee is not party to an Employment Agreement, “Cause” shall have the meaning set forth in the 2018 Plan. The definition of “Good Reason” for purposes of this Agreement shall be the definition set forth in the 2018 Plan regardless of a comparable definition in an Employment Agreement.

4.
Risk of Forfeiture and Restrictions on Transfer. Until vested pursuant to Section 2 or Section 3, the Shares of Restricted Stock, or any unvested portion of the Restricted Stock to the extent there are multiple Vesting Dates, and all related rights with respect to the Shares of Restricted Stock, are subject to forfeiture and shall be forfeited in the event of a termination of Grantee’s status as an Employee. Upon the forfeiture of any Restricted Stock, the Shares of Restricted Stock shall automatically revert to and become the property of the Company, together with any rights described in Section 6. Until vested, the Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, except by will or the laws of descent and distribution.

5.
Administration.

a.
Book Entry. The Restricted Stock granted herein shall be evidenced by a book entry registration by the Company for the benefit of the Grantee. Each such registration will be held by the Corporation or its agent.

b.
Settlement. With regard to any shares of Restricted Stock that become fully vested, the Company will, within 60 days of the date such vesting, transfer Shares for such Restricted Stock free of all restrictions set forth in the 2018 Plan and this Agreement to the Grantee. In the event of Grantee’s death or if the Grantee dies before the Company has distributed any portion of the vested Restricted Stock, the Company will transfer Shares for such Restricted Stock to the Grantee’s estate.

2018 Equity Incentive Plan – RSA Agr (Rev Feb 2023)

6.
Shareholder Rights.

a.
Voting. The Grantee will have the right to vote all Shares of Restricted Stock received under or as a result of this Agreement, including unvested Shares which are subject to forfeiture or restrictions on transfer following the Grant Date.

b.
Dividends. The Grantee will have the right to receive dividends, if any, with respect to the Shares of Restricted Stock as and when paid to other holders of Shares entitled to receive the dividends. No dividends shall be paid to the Grantee with respect to any Shares of Restricted Stock that are forfeited by the Grantee.

7.
Restrictive Covenants,

a.
Covenant Not to Disclose or Use Confidential Information. Grantee recognizes and agrees that all confidential, proprietary or trade secret information of the Company or an Affiliate (“Confidential Information”), whether developed by Grantee or made available to Grantee, is a unique asset of the Company or Affiliate, the disclosure of which would be damaging to the Company or Affiliate. Grantee agrees that during the term of Grantee's employment and thereafter, Grantee will not, directly or indirectly, disclose to any person or use any Confidential Information of the Company or an Affiliate except as expressly authorized in writing by the Company or the applicable Affiliate. Confidential Information shall include, without limitation, any and all information about or acquired from any customer or prospective customer of the Company or an Affiliate, and all nonpublic information concerning the Company or Company's Affiliates relating, without limitation, to products, services, fees, costs, pricing structures, software, operating systems, applications, flow charts, manuals, documentation, policies, data bases, accounting and business methods, inventions, devices, new developments, methods and processes, copyrightable works, technology, business plans, financial models, forecasts, budgets, strategies, and all similar and related information in whatever form. Grantee recognizes and agrees that all Confidential Information, is a unique asset of the Company, the disclosure of which would be damaging to the Company.

Grantee is hereby provided notice that under the 2016 Defend Trade Secrets Act (DTSA): (1) no individual (consultant, contractor or employee) will be held criminally or civilly liable under federal or state trade secret law for the disclosure of a trade secret (as defined in the Economic Espionage Act that: (a) is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and made solely for the purpose of reporting or investigation a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal so that it is not made public; and (2) an individual (consultant, contractor or employee) who pursues a lawsuit for retaliation by an employer for reporting a suspected violation of the law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal, and does not disclose the trade secret, except as permitted by court order; provided, however, that notwithstanding this immunity from liability, Grantee may be held liable if he unlawfully accesses trade secrets by unauthorized means.

2018 Equity Incentive Plan – RSA Agr (Rev Feb 2023)

b.
Non-Solicitation Covenants. During Grantee’s employment with the Company and for a period of twelve (12) months following the termination of Grantee’s employment with the Company for any reason, whether voluntary or involuntary, Grantee will not, on Grantee’s behalf or on behalf of any other person, firm, corporation or other entity, directly or indirectly, individually or as a shareholder, owner, partner, member, director, officer, employee, independent contractor, consultant, creditor or agent on behalf of any other person, firm, corporation or other entity:
i.
solicit, advise, persuade, encourage or request or attempt to solicit, advise, persuade, encourage or request any customer of the Company or its Affiliates, business or prospective business of the Company or its Affiliates, or potential customer identified, selected or targeted by the Company or its Affiliates about whom Grantee had knowledge, or with whom Grantee had contact, involvement or responsibility during Grantee’s employment with the Company, for or in connection with the sale or offering of any of the Restricted Services;
ii.
solicit, advise, persuade, encourage or request or attempt to solicit, advise, persuade, encourage or request any customer of the Company or its Affiliates about whom Grantee had knowledge, or with whom Grantee had contact, involvement or responsibility during Grantee’s employment with the Company, to cease doing business, to refrain from doing business, or reduce the amount of business such customer has done or is contemplating doing with the Company or its Affiliates;
iii.
solicit, advise, persuade, encourage or request or attempt to solicit, advise, persuade, encourage or request any officer, director, independent contractor, employee, representative or agent of the Company or its Affiliates to cease such individual’s employment or relationship with the Company or its Affiliates or otherwise refrain from providing services to the Company or its Affiliates;
iv.
interview, hire, employ, engage, or retain or attempt to interview, hire, employ, or retain any officer, director, independent contractor, employee, representative or agent of the Company or its Affiliates, while such person is employed, engaged, or retained by the Company or its Affiliates and for a period of twelve (12) months thereafter, or take any action to materially assist or aid any other person, firm, corporation or other entity in identifying, interviewing, hiring, employing, engaging, or retaining any such individual; or
v.
interfere with or attempt to interfere with, or assist, persuade, or encourage or attempt to assist, persuade, or encourage any other person or entity in interfering with, the relationship between the Company or its Affiliates and their respective officers, directors, independent contractors, employees, representatives, agents, vendors, joint venturers, or licensors.

Notwithstanding the forgoing, the provisions of this Section 7(b) shall not apply to general advertisements by any person, firm, corporation or other entity with which Grantee may be associated or other communications in any form of media not specifically targeting individuals or entities described in this Section 7(b).

2018 Equity Incentive Plan – RSA Agr (Rev Feb 2023)

c.
In the event that the Grantee violates any of these restrictive covenants, (i) the Award (whether or not vested) will be cancelled and forfeited in its entirety; and (ii) to the extent the Award has vested, the Grantee shall pay to the Company, within 90 days of the Company’s request, an amount equal to the Fair Market Value of the Shares.

d.
The parties acknowledge that these restrictive covenants are fair and reasonable under the circumstances. It is the desire and intent of the parties that these restrictive covenants shall be enforced to the fullest extent permitted by law. Accordingly, if any particular portion of these covenants shall be adjudicated to be invalid or unenforceable, this Section shall be deemed amended to reform the particular portion to provide for such maximum restrictions as will be valid and enforceable or, if that is not possible, delete the portion adjudicated to be invalid or unenforceable, such reformation or deletion to apply only with respect to the operation of this Section in the particular jurisdiction in which the adjudication is made. The Company is entitled to, and Grantee agrees not to oppose the Company’s request for, equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or other equitable remedy. Grantee acknowledges that these restrictive covenants are necessary for the protection of the Company, do not impose undue hardship on the Grantee, and are not injurious to the public.

e.
In the event Grantee is party to an Employment Agreement, the terms of which expressly include restrictions concerning the use or disclosure of confidential information or the non-solicitation of employees or customers or prospective customers of the Company, the terms of that Employment Agreement shall control with respect to the use or disclosure of confidential information or the non-solicitation of employees or customers or prospective customers, as applicable, and the preceding paragraphs (a) through (d) of this Section 7 shall be without effect and not enforceable against the Grantee.

8.
No Right to Continued Service or to Awards. The granting of an Award shall impose no obligation on the Company or any Affiliate to continue the employment of the Grantee or interfere with or limit the right of the Company or any Affiliate to terminate the employment of the Grantee at any time, with or without Cause, which right is expressly reserved.

9.
Tax Withholding. The Company or an Affiliate, as applicable, shall have the power and right to deduct, withhold or collect any amount required by law or regulation to be withheld with respect to any taxable event arising with respect to the Award. Subject to any limitations imposed by the Committee, in its sole discretion and which shall be communicated to the Grantee at the time of vesting, this amount may, at the election of the Grantee, be: (i) withheld from the value of any Award being settled or any Shares transferred in connection with the exercise or settlement of an Award, or (ii) collected directly from the Grantee as a cash payment. Unless the Grantee has otherwise irrevocably elected a different method to satisfy the withholding requirement, the Grantee shall be deemed to have elected to satisfy the withholding requirement by having the Company or an Affiliate, as applicable, withhold Shares, from the vested portion of the Award, having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections will be made prior to the time of vesting, be irrevocable when made, made in writing and will be subject to any terms and conditions that the Company, in its sole discretion, deems appropriate.

2018 Equity Incentive Plan – RSA Agr (Rev Feb 2023)

Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Grantee’s responsibility and the Company (i) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting or settlement of the PSUs or the subsequent sale of any shares, and (ii) does not commit to structure the Award to reduce or eliminate the Grantee’s liability for Tax-Related Items.

10.
Federal Income Tax Election. The Grantee hereby acknowledges receipt of advice that, pursuant to current federal income tax laws, (i) he or she has thirty (30) days in which to elect to be taxed in the current taxable year on the fair market value of the restricted Common Stock in accordance with the provisions of Internal Revenue Code Section 83(b), and (ii) if no such election is made, the taxable event will occur upon expiration of restrictions on transfer at termination of the Restriction Period and the tax will be measured by the fair market value of the restricted Common Stock on the date of the taxable event.

11.
Requirements of Law. The grant of the Award shall be subject to all applicable laws, rules and regulations (including applicable federal and state securities laws) and to all required approvals of any governmental agencies or national securities exchange, market or other quotation system.

12.
Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Secretary of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Grantee under this Agreement shall be in writing and addressed to the Grantee at the Grantee’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

13.
Governing Law. The 2018 Plan and this Agreement shall be governed by and construed in accordance with the laws of (other than laws governing conflicts of laws) the State of Ohio.

14.
Award Subject to Plan. The Award is subject to the terms and conditions described in this Agreement and the 2018 Plan, which is incorporated by reference into and made a part of this Agreement. In the event of a conflict between the terms of the 2018 Plan and the terms of this Agreement, the terms of this Agreement will govern. The Committee has the sole responsibility of interpreting the 2018 Plan and this Agreement, and its determination of the meaning of any provision in the 2018 Plan or this Agreement will be binding on the Grantee.

15.
Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Grantee and the Grantee’s beneficiaries, executors, administrators and assigns.

16.
Severability. The invalidity or unenforceability of any provision of the 2018 Plan or this Agreement shall not affect the validity or enforceability of any other provision of the 2018 Plan or this Agreement, and each provision of the 2018 Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

17.
Section 409A of the Code. This Agreement is intended, and shall be construed and interpreted, to comply with Section 409A of the Code and if necessary, any provision shall be held null

2018 Equity Incentive Plan – RSA Agr (Rev Feb 2023)

and void to the extent such provision (or part thereof) fails to comply with Section 409A of the Code or the Treasury Regulations thereunder. For purposes of Section 409A of the Code, each payment of compensation under the Agreement shall be treated as a separate payment of compensation. Any amounts payable solely on account of an involuntary termination shall be excludible from the requirements of Section 409A of the Code, either as separation pay or as short-term deferrals to the maximum possible extent. Nothing herein shall be construed as the guarantee of any particular tax treatment to the Grantee, and the Company shall have no liability with respect to any failure to comply with the requirements of Section 409A of the Code. Any reference to the Grantee’s “termination” shall mean the Grantee’s “separation from service”, as defined in Section 409A of the Code. In addition, if the Grantee is determined to be a “specified employee” (within the meaning of Section 409A of the Code and as determined under the Company’s policy for determining specified employees), the Grantee shall not be entitled to payment or to distribution of any portion of an Award that is subject to Section 409A of the Code (and for which no exception applies) and is payable or distributable on account of the Grantee’s termination until the expiration of six months from the date of such termination (or, if earlier, the Grantee’s death). Such Award, or portion thereof, shall be paid or distributed on the first business day of the seventh month following such termination.

18.
Signature in Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

19.
ACKNOWLEDGEMENT AND REPRESENTATION OF GRANTEE. The Grantee hereby acknowledges receipt of a copy of the 2018 Plan and this Agreement. The Grantee has read and understands the terms and provisions thereof, and accepts the Award subject to all of the terms and conditions of the 2018 Plan and this Agreement. The Grantee acknowledges that there may be adverse tax consequences upon the vesting or settlement of the Award or disposition of the underlying shares and that the Grantee has been advised to consult a tax advisor prior to such vesting, settlement or disposition.

20.
Clawback. Notwithstanding any other provisions in this Agreement or the 2018 Plan, all payments made to the Grantee pursuant to this Agreement shall be subject to potential cancellation, recoupment, recession, payback or other action in accordance with any applicable clawback policy that the Company may adopt from time to time or any applicable law, as may be in effect from time to time

[SIGNATURES ON FOLLOWING PAGE]

2018 Equity Incentive Plan – RSA Agr (Rev Feb 2023)

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the Grant Date set forth above.

GRANTEE

______________________________________

Signature

______________________________________
Print Name

______________________________________

Acceptance Date

PREMIER FINANCIAL CORP.

By: _________________________________

Name: _________________________________

Its: _________________________________

2018 Equity Incentive Plan – RSA Agr (Rev Feb 2023)